EXHIBIT 32

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LMI Aerospace, Inc., a Missouri corporation (the “Company”), does hereby certify that, to the best of their knowledge:

The Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2005	/s/ Ronald S. Saks
Ronald S. Saks
President and Chief Executive Officer

Date: March 31, 2005	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Secretary and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to LMI Aerospace, Inc. and will be retained by LMI Aerospace, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.